UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2007

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street	Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)		(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2007, Matrix Service Company (the “Company”) entered into the First Amendment to the Second Amended and Restated Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, Lender and Issuing Bank, and the other Lenders party thereto (the “Amendment”), which amends the Second Amended and Restated Credit Agreement dated as of November 30, 2006 (the “Credit Agreement”). A copy of the Amendment is attached as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

The Amendment reduces the Applicable Rate on Alternate Base Rate and LIBOR borrowings. The Applicable Rate will range from 0% to 0.25% in the case of an Alternate Base Rate revolving loan and from 1.00% to 1.75% in the case of an Adjusted LIBO Rate revolving loan, in each case based on the Company’s most recently reported “Senior Leverage Ratio.” Previously, the Applicable Rate ranged from 0% to 0.75% in the case of an Alternate Base Rate revolving loan and from 1.50% to 2.25% in the case of an Adjusted LIBO Rate revolving loan. In addition, the Unused Revolving Credit Facility Fee will range from 0.175% to 0.375%. Previously, the Unused Revolving Credit Facility Fee ranged from 0.25% to 0.50%.

The Amendment also eliminates restrictions on capital spending by dropping the Capital Expenditures limitation and amending the Fixed Charge Coverage Ratio. Previously, capital expenditures could not exceed $15 million in any fiscal year. The Revolving Credit Termination Date was also extended from November 30, 2011 to November 30, 2012. The Amendment is effective as of July 6, 2007.

The foregoing summary description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment.

Certain of the Lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10	First Amendment to Second Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: July 11, 2007	By:	/s/ George L. Austin
George L. Austin Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10	First Amendment to Second Amended and Restated Credit Agreement.